Exhibit 24 - 1 - POWER OF ATTORNEY FOR SEC FILINGS ON FORMS ID, 3, 4, 5 AND 144 IN RESPECT OF SECURITIES OF RETAIL OPPORTUNITY INVESTMENTS CORP. The undersigned hereby constitutes and appoints each of Stuart A. Tanz, Michael B. Haines, Jay L. Bernstein, Jacob A. Farquharson and Robert M. Worden or any one of them acting alone, as the nde igned true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the undersigned in the undersigned name and stead in any and all capacities, to sign and file for and on he nde igned behalf, in respect of any acquisition, disposition or other change in ownership of any shares of common stock, par value $0.0001 per share, of Retail Opportunity Investments Corp. (the Company ), he follo ing: (i) an Fo m ID o be filed i h he Sec i ie and E change Commi ion ( he SEC ); (ii) any Initial Statement of Beneficial Ownership of Securities on Form 3 to be filed with the SEC; (iii) any Statement of Changes of Beneficial Ownership of Securities on Form 4 to be filed with the SEC; (iv) any Annual Statement of Beneficial Ownership of Securities on Form 5 to be filed with the SEC; (v) any Notice of Proposed Sale of Securities on Form 144 to be filed with the SEC; and (vi) any and all agreements, certificates, receipts, or other documents in connection therewith. The undersigned hereby gives full power and authority to the attorney-in-fact to seek and obtain as the nde igned ep e en a i e and on he nde igned behalf, info ma ion on an ac ions in the Compan ec i ie f om an hi d pa , incl ding b oke , emplo ee benefi plan admini a o and trustees, and the undersigned hereby authorizes any such person to release such information to the undersigned and approves and ratifies any such release of information. The undersigned hereby grants unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such attorney-in-fact and agent or substitute may do or cause to be done by virtue hereof. The undersigned acknowledges that: (i) neither the Company nor such attorney-in-fact assumes (i) any liability for the nde igned e pon ibili o comply with the requirement of the Securities Exchange Ac of 1934, a amended ( he Exchange Act ), (ii) an liabili of he nde igned fo any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (ii) this Power of Attorney does not relieve the undersigned from responsibility for compliance i h he nde igned obliga ion nde he E change Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

Exhibit 24 [Signature Page to Power of Attorney] This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney. Date: October 25, 2016 /s/ Richard K. Schoebel Richard K. Schoebel